UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): September 29, 2004

OSHKOSH TRUCK CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

P.O. Box 2566, Oshkosh, Wisconsin 54903
(Address of principal executive offices, including zip code)

(920) 235-9151
(Registrant's telephone number, including area code)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.     Creation of a Direct Financial Obligation.

        On September 29, 2004, Oshkosh Truck Corporation (the “Company”) entered into a Credit Agreement, dated September 29, 2004, among the Company, the financial institutions party thereto and Bank of America, N.A., as administrative agent for the lenders (the “Credit Agreement”). The Credit Agreement replaced the Company’s existing credit agreement.

        The Credit Agreement provides for a revolving credit facility that matures in September 2009. The initial maximum aggregate amount of availability under the revolving credit facility is $500 million. On September 29, 2004, the Company borrowed approximately $59.2 million and €15.0 million under the Credit Agreement to refinance the outstanding balance under its prior credit agreement. Availability under the revolving credit facility is reduced by outstanding letters of credit, which were approximately $26.1 million as of September 29, 2004 and carried over from the Company’s prior credit agreement. The Company may increase the maximum aggregate amount of availability under the revolving credit facility to up to $750 million at the Company’s discretion, unless the Company is in default under the Credit Agreement.

        The Company’s obligations under the Credit Agreement are guaranteed by certain of its domestic subsidiaries, and the Company will guarantee the obligations of certain of its subsidiaries under the Credit Agreement to the extent such subsidiaries borrow directly under the Credit Agreement. All borrowings under the Credit Agreement are unsecured.

        Borrowings under the Credit Agreement bear interest at a variable rate equal to (i) LIBOR plus the applicable margin, which may range from .70% to 1.50% or (ii) for dollar-denominated loans, the base rate, which is the higher of a bank’s prime rate or the federal funds rate plus .50%. The Company must also pay a fee, which may range from ..125% to .300%, on the average daily unused portion of the aggregate commitments under the Credit Agreement and a fee, which may range from .70% to 1.50%, on the maximum amount available to be drawn under each commercial letter of credit that is issued and outstanding under the Credit Agreement.

        The Credit Agreement contains various restrictions and covenants, including requirements that the Company maintain certain financial ratios at prescribed levels and restrictions on the ability of the Company and certain of its subsidiaries to consolidate or merge, create liens, incur additional indebtedness or dispose of assets.

        The Credit Agreement also contains customary events of default. If an event of default under the Credit Agreement occurs and is continuing, then the interest rate on all obligations under the Credit Agreement will be 2.0% above the otherwise applicable rate and the lenders may declare any outstanding obligations under the Credit Agreement to be immediately due and payable. In addition, if the Company or any material subsidiary becomes the subject of voluntary or involuntary proceedings under any bankruptcy, insolvency or similar law, then any outstanding obligations under the Credit Agreement will be immediately due and payable.

        The description of the Credit Agreement set forth above is qualified by reference to the Credit Agreement filed herewith as Exhibit 4.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibit is being filed herewith:

(4.1)	Credit Agreement, dated September 29, 2004, among Oshkosh Truck Corporation, the financial institutions party thereto and Bank of America, N.A. as administrative agent.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH TRUCK CORPORATION

Date: September 29, 2004	By: /s/ Charles L. Szews
Charles L. Szews
Executive Vice President and Chief Financial Officer

OSHKOSH TRUCK CORPORATION

Exhibit Index to Current Report on Form 8-K
Dated September 29, 2004

Exhibit
Number

(4.1)	Credit Agreement, dated September 29, 2004, among Oshkosh Truck Corporation, the financial institutions party thereto and Bank of America, N.A. as administrative agent.